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                                                                EXHIBIT 10 (iii)




                                WAIVER NO. 1 TO
                              EMPLOYMENT AGREEMENT

         This Waiver No. 1 to Employment Agreement (the "Waiver") is entered into as of December 15, 1993, by and among The Morningstar Group Inc., a Delaware corporation (the "Company") and Tracy L. Noll (the "Executive").

                                    RECITALS

         WHEREAS, the Company and the Executive entered into that certain Employment Agreement dated as of March 1, 1991 as amended (the "Employment Agreement"; all capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Employment Agreement); and

         WHEREAS, the Company and the Executive are willing to agree to the waivers set forth in Sections 1 and 2 below;

         NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the Company and the Executive agree as follows:

         1. Section 1. The Executive waives any adjustment to his Base Salary that may otherwise be due and payable to him during the year 1994 as a result of the multiplications (concerning the Index, Base Index and Base Salary) as provided in Section III subsection (A) of the Employment Agreement. The Executive's Base Salary for the year 1994 shall be and remain $240,187.00.

         2. Section 2. The Executive waives for the year 1994 any bonus amount for such year that may otherwise be due and payable to him in accordance with the provisions of Section III subsection (D) of the Employment Agreement.

         3. Section 3. Effect on the Employment Agreement. Except to the extent of the waivers specifically set forth herein, all provisions of the Employment Agreement are and shall remain in full force and effect and are hereby ratified and confirmed in all respects and the execution, delivery and effectiveness of this Waiver shall not operate as a waiver of any provision of the Employment Agreement not specifically referred to herein.

         IN WITNESS WHEREOF, the parties have executed this Waiver as of the date first written above.

                                        THE MORNINGSTAR GROUP INC.

                                        By:____________________________________
                                        Name:__________________________________
                                        Title:_________________________________

                                        ________________________________________
                                        TRACY L. NOLL